UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 15, 2004

                              NuTECH DIGITAL, INC.
               (Exact name of Registrant as specified in charter)

California                          000-50021                   95-4642831
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                         Identification Number)

                               7900 Gloria Avenue
                           Van Nuys, California 91406
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (818) 994-3831


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This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item  12. Results of Operations and Financial Condition.

      On July 15, 2004, the Registrant announced financial results for the quarter ended June 30, 2004. A copy of the press release is attached hereto as an exhibit.

Item  7. Financial Statements and Exhibits.

      Exhibit 99 Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuTECH DIGITAL, INC.


By: /s/ Lee Kasper
    -------------------------
        Lee Kasper, President
Dated:  July 15, 2004

      NuTech Digital Announces Preliminary Unaudited Second Quarter Revenues

Van Nuys, July 15, 2004 (BUSINESS WIRE) -- NuTech Digital, Inc. (OTCBB: NTDL), is pleased to announce today its preliminary unaudited second quarter revenues for the quarter ending June 30, 2004.

NuTech revealed that revenue for its second quarter ended June 30, 2004 will be in excess of $1.50 million. This figure represents a 60% increase over the same quarter in 2003, and a 49% increase over the March quarter in 2004.

"We are pleased with our preliminary results. In the June quarter we delivered the strongest top line in company history. This clearly demonstrates NuTech Digital is on track to perform up to its strategic plans and continues to make progress toward achieving profitability," stated Lee Kasper, President of NuTech Digital, Inc. "NuTech's newly established growth trend should continue for the remainder of 2004 and into 2005. We believe the record June quarterly results are at the front end of a major expansion phase. We are implementing additional growth strategies, which could put us at the beginning of a much steeper growth curve and allow us to accelerate from June's record level."

About NuTech Digital

NuTech Digital is a leader in Digital Rights Management technology for the secure Internet distribution of entertainment content. NuTech Digital is a pioneer in the home entertainment product market, with more than 600 exclusive DVD titles and a growing library of High Definition music concerts. NuTech Digital offers original and licensed content via a worldwide network of distributors, retailers and Internet entities. NuTech Digital also has broadcast availability, DRM, and video on demand for many of its new products. NuTech Digital recently introduced its DRM technology, which enables the secure distribution of high-resolution digital content via the Internet. (www.nutechdigital.tv http://www.nutechdigital.tv) NuTech' Digital's DRM platform allows its feature films, concerts, children's animated films, karaoke software, Japanese animation and late night programming to be accessed via secure downloads, and included in online subscription services. NuTech Digital also facilitates authoring services to content providers in the entertainment industry.

Cautionary Statement

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that if they never materialize or prove incorrect, could cause NuTech Digital, Inc.'s results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in NuTech Digital, Inc.'s reports filed with the Securities and Exchange Commission.

Contact:

NuTech Digital, Inc.
Carmen Castillo
Investor Relations
818-994-3831x10
ccastillo@nutechdvd.com mailto:Carmen@nutechdvd.com

Lee Kasper
NuTech Digital
7900 Gloria Ave.
Van Nuys , Calif 91406
P 818-994-3831 x 12
F 818-994-1575

Trading Symbol:  NTDL